Exhibit 99.1

April 28, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK to Present at AGA Financial Forum

    TULSA, Okla. – April 28, 2011 – ONEOK, Inc. (NYSE: OKE) will present at the American Gas Association Financial Forum on Monday, May 16, 2011, in Orlando, Fla., at 11:15 a.m. Eastern Daylight Time (10:15 a.m. Central Daylight Time).

    Pierce H. Norton, chief operating officer of ONEOK, will present.

    The conference will be webcast and will be accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days after the conference.

    The company will also post the presentation on its website that morning, beginning at 9 a.m. Eastern Daylight Time (8 a.m. Central Daylight Time).

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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